FIRST AMENDED AND RESTATED
DISCRETIONARY INVESTMENT MANAGEMENT AGREEMENT

This FIRST AMENDED AND RESTATED DISCRETIONARY INVESTMENT MANAGEMENT AGREEMENT (the “Agreement”) is made the 21st day of November, 2008 and is between GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL, a company organized with unlimited liability under the laws of England (the “Manager”), and [Name of ALLIED WORLD ASSURANCE COMPANY entity and place of incorporation] (the “Customer”).

WHEREAS, the Manager is engaged in the business of providing investment advisory and management services;

WHEREAS, the Manager is headquartered in the United Kingdom and has significant assets and employees in the United Kingdom in connection with providing investment advisory and management services; and

WHEREAS, the Customer wishes to use the investment management services of the Manager in respect of the Customer’s entire investment portfolio and the Manager is willing to provide such services subject to the terms and conditions set forth below.

THE PARTIES AGREE THAT:

1. Interpretation. References to statutory provisions, regulations, notices or the rules of the UK Financial Services Authority (“FSA”) and the Rules of the FSA (the “Rules”) shall include those provisions, regulations, notices or Rules as amended, extended, consolidated, substituted or re-enacted from time to time. Unless a term is otherwise defined in or pursuant to this Agreement, the terms shall have the same meaning herein as in the Rules. References to “Section(s)” are to sections of this Agreement and headings are instead for convenience only and shall not affect construction of this Agreement.

2. Appointment and Acceptance.

2.1 The Manager is hereby appointed as the investment manager of the Account (as defined in Section 3) for the purpose of selecting and executing transactions which are in compliance with the investment guidelines (as set out in Appendix A, the “Guidelines”) as agent of the Customer, and the Manager hereby accepts such appointment. Notwithstanding anything in this Agreement to the contrary, the Manager may, at its own discretion, delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations hereunder to any affiliate of the Manager, without further consent of the Customer; provided that the Manager shall always remain liable to the Customer for its obligations hereunder and for all actions of any such affiliates to the same extent as the Manager is liable for its own actions hereunder. In such event, references herein to the Manager shall be deemed to be references to the relevant affiliate to which the Manager delegates responsibilities hereunder. The Manager is regulated by FSA in the conduct of its investment business in the United Kingdom. For purposes of this Agreement, the lower case term “affiliate(s)” shall be defined as any entity controlled, directly or indirectly by the Manager, any entity that controls, directly or indirectly, the Manager or an entity directly or indirectly under common control with the Manager.

2.2 The Customer may from time to time, upon at least 10 day’s written notice to the Manager, amend the Guidelines; provided that the Customer may not amend the Guidelines; to impose additional monitoring, reporting or other material obligations on the Manager without the Manager’s consent. In the event of an amendment to the Guidelines, the parties shall mutually agree to an appropriate fee schedule for any additional asset class.

2.3 The Manager may in its sole discretion, in accordance with the Guidelines, invest the Account in any investment company, unit trust or other collective investment fund, registered or non-registered, for which the Manager or any of its affiliates serves as investment adviser (“Affiliated Fund(s)”); provided, however, that in respect of the fixed income account any such Affiliated Fund shall be a money market sweep vehicle or similar fund for the management of short term cash balances in the Account, or in the Goldman Sachs Funds S.I.C.A.V. – Global High Yield Portfolio. In connection with such investments in an Affiliated Fund, the Customer will, except as otherwise agreed in writing, pay all fees associated with investing in the Affiliated Fund, and any Affiliated Fund’s advisory or administrative fee will not be offset against fees payable in accordance with the fee schedule hereunder.  The Customer acknowledges that the fees paid in connection with an Affiliated Fund may be higher than fees for certain comparable, non affiliated collective investment funds.

2.4 Based on the information available to the Manager, the Manager has categorised the Customer as a professional client within the meaning of the Markets in Financial Instruments Directive (“MiFID”). The Customer has the right to request re-categorisation as a retail client. However, the Manager will not act as an investment manager for the Account under this Agreement where the Customer requests categorisation as a retail client.

3. Account.

3.1 The “Account” shall initially consist of the cash and other assets of the Customer listed in the schedule of assets separately furnished in writing to the Manager by the Customer. Any cash, securities or other assets delivered by the Customer to its Custodian (as defined in Section 6) or deposited by the Customer in its account designated for such purpose by notice to the Manager, plus all investments, reinvestments and proceeds of the sale thereof, including, without limitation, all interest, dividends and appreciation on investments shall also comprise part of the “Account”. The Account may be divided into one or more “Sub-Accounts” with each subject to separate fee schedules and Guidelines. The Customer shall notify the Manager of any additions made to, or withdrawals made from, the Account; it being understood and agreed, that the Customer shall not withdraw funds from the Account in order to invest such funds, including without limitation in any other money market investment vehicle.

3.2 In the event that the Customer notifies the Manager of a pending addition to the Account on a specified future date, the Manager shall have the authority to effect transactions on behalf of the Customer for settlement on or after the specified date on the assumption that such assets shall become part of the Account by such date and the Customer shall be responsible for all transactions effected on the basis of such assumption.

3.3 The Manager shall in respect of investments held in the Account assist the Customer in respect of any obligations to disclose shareholdings under Part VI the Disclosure and Transparency Rules Sourcebook of the Rules and Part 22 of the Companies Act 1985 (or, where agreed by the Parties in writing, similar overseas rules or legislation).

4. Authority of Manager.

4.1 The Manager is hereby authorized to supervise and direct the investment and reinvestment of the assets in the Account, with full authority and at its discretion, on the Customer’s behalf and at the Customer’s risk, subject to the terms of this Agreement and the Guidelines and subject to the Manager’s assessment of suitability in light of the investment objective.

4.2 Failure to comply with any specific guideline or restriction contained in the Guidelines because of market fluctuation, changes in the capital structure of any Account company, rating agency or credit rating changes, or withdrawals or other events outside of the Manager’s control will not be deemed a breach of the Guidelines or this Agreement, provided that (i) the Manager cures such failure to comply as soon as practicable after its discovery by the Manager, or (ii) the Manager believes that such a cure would not be in the best interests of the Customer, the Manager promptly notifies the Customer of such non-compliance and its belief with respect to cure, and the Customer provides written notice instructing the Manager to allow the Account to remain outside the Guidelines in respect of such non-compliance.

4.3 Subject to the Guidelines, the Manager’s authority shall include, without limitation, the power to buy, sell, retain, exchange or otherwise deal in investments and effect transactions; and to exercise all such other powers as the Manager in its sole discretion deems appropriate in relation to investing and executing transactions for the Account.

4.4 The Manager may give the Customer investment advice in such manner as may be agreed with the Customer or otherwise as the Manager deems fit.

4.5 Subject to any other written instructions of the Customer, the Manager is hereby appointed the Customer’s agent and attorney-in-fact to exercise in its discretion all rights and perform all duties which may be exercisable in relation to any assets in the Account, including, without limitation, the right to vote, tender or exchange any securities in the Account, to execute waivers, consents and other instruments with respect to such securities, to endorse, transfer or deliver such securities and to participate in or consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities. Notwithstanding the above, the Customer or its Custodian, and not the Manager, shall make any and all filings in connection with any securities litigation or class action lawsuits involving securities held or that were held in the Account. However, the Manager shall not incur any liability to the Customer by reason of any exercise of, or failure to exercise, any such discretion, and further, the Manager shall not incur any liability for any failure arising from an act or omission of a person other than the Manager, in each case, subject to the Manager’s standard of liability as set forth in Section 8.1 hereof. The Customer understands that the Manager may, from time to time and at the Manager’s expense, establish guidelines for the voting of proxies and employ the services of a proxy voting service in exercising proxy votes.

4.6 The Customer hereby authorizes the Manager to open accounts (for example with brokers and other market counterparties) and execute documents, warranties, indemnities and representation letters in the name of, binding against and on behalf of the Customer to the extent customary and reasonably necessary or desirable in the Manager’s view to carry out the Manager’s activities under this Agreement.

4.7 The Customer agrees to notify the Manager immediately in writing in the event that the authority and/or discretion of the Manager, as contemplated by this Section 4, becomes or is reasonably likely to become fettered in any way which may include, without limitation, circumstances where any of the assets in the Account become subject to rights exercisable by third parties where such third parties may have a right of veto of those investment decisions made by the Manager (referred to in this Section 4.7 as “Controlled Assets”). The Manager shall use its reasonable endeavours, subject always to applicable law and regulation and the terms hereof, to comply with any direction of the Customer in respect of the Controlled Assets but, except for the Manager’s gross negligence, bad faith or wilful misconduct to comply with such direction (which must be reasonable), the Manager shall not be responsible for any losses or liabilities howsoever incurred and which are attributable to the Controlled Assets.

5. Account Transactions.

5.1 The Manager will place orders for the execution of transactions for the Account on behalf of the Customer. When executing transactions or placing orders with other entities for execution that result from decisions by the Manager to deal when providing the service of portfolio management for the Account on behalf of the Customer, the Manager shall take all reasonable steps to obtain on a best execution (in such manner as that obligation may be satisfied under the Rules) and shall act in good faith and with due diligence in its choice and use of any counterparties.

5.2 The Customer consents to the Manager’s policy to obtain best execution, information on which is set out in “Information on GSAMI’s Execution Policy” at Appendix D (the “Execution Policy”) and to the Manager effecting transactions on behalf of the Customer outside a regulated market or multilateral trading facility.

5.3 The Manager shall provide the Customer in writing with information about/notify the Customer of any amendments to the Execution Policy that are material in the context of this Agreement, no less than 45 days before those amendments take effect.

5.4 The Customer authorizes the Manager and its affiliates to bunch and aggregate orders for the Account in accordance with the Rules. The Manager is not required to aggregate orders. In accordance with the Rules, the Manager hereby notifies the Customer that Aggregation may work to the Customer’s disadvantage in relation to a particular order.

5.5 The Manager may not execute trades with or through itself or any of its affiliates acting as agent or as principal. The Manager may execute transactions in which the Manager, its affiliates and/or their personnel have interests as described in Section 2.3 and 14 hereof. The Manager is authorized to effect cross transactions between the Account and other accounts managed by the Manager and its affiliates provided that remuneration paid by the Account for the execution of such transactions shall be paid to broker-dealers unaffiliated with the Manager and provided, further, that the terms of such cross transactions are, in the Manager’s reasonable view, fair and equitable to the Customer. Such cross transactions enable the Manager to purchase or sell a block of securities for the Account at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order. The Manager believes that such transactions can provide meaningful benefits for its clients. However, the Customer should note that the Manager has a potentially conflicting division of loyalties and responsibilities regarding both parties to such transactions.

5.6 The Manager may cause the Custodian to advance cash on the Customer’s behalf to facilitate execution and settlement of transactions in the Account.

6. Custody. The Account shall be held by a custodian (the “Custodian”) appointed by the Customer pursuant to a separate custody agreement or by the Customer itself. The Manager and, except as may be otherwise specifically provided by the separate custody agreement, its affiliates shall at no time have custody or physical control of the assets and cash in the Account. The Customer shall instruct the Custodian to provide the Manager with such periodic reports concerning the status of the Account as the Manager may reasonably request from time to time. The Customer will not change the Custodian without giving the Manager reasonable prior written notice of its intention to do so together with the name and other relevant information with respect to the new Custodian. The quarterly fee shall be billed in arrears for each calendar quarter and payable in U.S. dollars within 30 days upon receipt of a reasonably detailed invoice. The Customer will arrange for the Custodian to send to the Customer, no less than quarterly, a statement showing all amounts disbursed from the Customer’s Custodian account to the Manager. Neither the Manager nor its affiliates shall have any responsibilities for the selection, appointment or monitoring of the Custodian and shall not be liable for any act or omission of the Custodian.

7. Representations and Warranties.

7.1 The Manager hereby represents and warrants to and agrees with the Customer that:

7.1.1 this Agreement has been duly authorized, executed and delivered by the Manager and constitutes its legal, valid and binding obligation;

7.1.2 the execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and the payment (or receipt, as applicable) of the fees described herein shall not violate or conflict with any constitutive document, agreement, instrument, law, rule, order or regulation binding on it; and

7.1.3 the Manager has and will maintain in full force and effect with respect to itself and its affiliates, all approvals, consents, registrations, filings and licenses required to enable it to execute, deliver and perform its obligations under this Agreement.

7.2 The Customer hereby represents and warrants to and agrees with the Manager that:

7.2.1 the Customer is the sole beneficial owner of all assets in the Account, and that no restrictions exist on the transfer, sale or other disposition of any of those assets and that no option, lien, charge, security or encumbrance exists or will, due to any act or omission of the Customer, exist over any of the said assets;

7.2.2 this Agreement has been duly authorized, executed and delivered by the Customer and constitutes the Customer’s legal, valid and binding obligation;

7.2.3 the Customer shall provide in writing and update as necessary a list of companies in which the Customer prohibits the Manager from investing, whether for regulatory or other reasons; and

7.2.4 (i) all transactions in securities, futures, options, forwards and other instruments and obligations of any kind relating thereto authorized by the Customer in the Guidelines (collectively, “Obligations”) are within the Customer’s power, are duly authorized by the Customer and, when duly entered into with a counterparty, will be the legal, valid and binding Obligations of the Customer; (ii) all transactions and agreements that the Customer has authorized under this Agreement and the Guidelines which the Manager enters on behalf of the Customer will not violate the constituent documents of, or any law, rule, regulation, order or judgment binding on the Customer, or any contractual restriction binding on or affecting the Customer or its properties and no governmental or other notice or consent is required in connection with the execution, delivery or performance of this Agreement by the Customer or of any agreements governing or relating to Obligations, subject to the Manager’s compliance with Section 7.2.3; (iii) the Customer will give the Manager reasonable notice of its intention to deal or authorize anyone other than the Manager to deal with the Account. Furthermore, the Customer agrees to inform the Manager promptly in writing if any representation, warranty or agreement made by the Customer in this Agreement is no longer true or requires exception and/or modification to remain true; (iv) all information which the Customer provides or has provided to the Manager including information relating to the Customer’s identity, domicile and, financial position and investment objectives is accurate, complete and not misleading in any material respect and the Customer has notified the Manager of all such information which is reasonably relevant to the performance of the Manager’s duties under this Agreement; and (v) any personal recommendation or decision to trade made by the Manager in accordance with the Guidelines is suitable for the Customer.

8 Limitation of Liability; Indemnification.

8.1 Except for a breach of confidentiality obligations as provided for in Section 12, the Manager shall not be liable for any expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever (including, without limitation, any legal expenses and costs and expenses relating to investigating or defending any demands, charges and claims) (collectively “Losses”) by or with respect to the Account, except to the extent that such Losses are the result of an act or omission taken or omitted by the Manager during the term of the Agreement hereunder which constitutes gross negligence, bad faith or willful misconduct with respect to the Manager’s obligations hereunder (including its obligations to select and execute transactions in accordance with the Guidelines as described in Section 2 hereof or if the Manager accepted instructions which do not correspond to terms of Section 9 of this Agreement), with respect to which the Manager shall remain liable. Without limitation, the Manager shall not have breached any obligation to the Customer and shall incur no liability for Losses resulting from (i) the actions of the Customer or its Custodian or other agents, following directions of the Customer or the Manager’s failure to follow unlawful or unreasonable directions of the Customer or (ii) force majeure or other events beyond the control of the Manager, including, without limitation, any failure, default or delay in performance resulting from computer failure, breakdown in communications or market disruptions not reasonably within the control of the Manager. No warranty is given by the Manager as to the performance or profitability of the Account or any part thereof or that the investment objectives of the Account, including, without limitation, its risk control or return objectives, will be successfully accomplished, and the Manager shall have no liability in respect of any Losses arising as a result of a change in market conditions, unless resulting from the Manager’s gross negligence, bad faith or willful misconduct (with respect to which the Manager shall remain liable). Where the investment objective of the Account refers to a benchmark index, for the avoidance of doubt the Manager will not be obliged to manage the Account in accordance with the composition of that index, but will be subject at all times to the Investment Guidelines.

8.2 The Customer shall reimburse, indemnify and hold harmless the Manager, its affiliates and their directors, officers and employees and any person controlled by or controlling the Manager (collectively, the “indemnitees”) for, from and against any and all Losses (i) relating to this Agreement or the Account arising out of any misrepresentation or act or omission or alleged act or omission on the part of the Customer, the Custodian or any of their agents or (ii) arising or relating to any demand, charge or claim in respect of an indemnities’ acts, omissions, transactions, duties, obligations or responsibilities arising pursuant to this Agreement, unless such demand, charge or claim results from the Manager’s gross negligence, bad faith or willful misconduct or such indemnitees shall have settled such demands, charges and claims without the Customer’s consent.

8.3 Nothing in this Agreement shall exclude or restrict any duty or liability to the Customer which the Manager may have under MiFID or the Financial Services and Markets Act 2000, as amended, or any rules regulations made under it, including the Rules. Additionally, U.S. federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing in this Agreement shall constitute a waiver or limitation of any rights that the Customer may have under any applicable U.S. federal or state securities laws.

9. Directions to the Manager.

9.1 All directions to the Manager shall be in writing signed either by the Customer or by an authorized agent of the Customer.

9.2 For this purpose, the term “in writing” shall include directions given by facsimile or electronic mail. A list of persons authorized to give instructions to the Manager hereunder with specimen signatures is set out in Appendix C to this Agreement that may be amended from time to time. The Customer may revise the list of authorized persons from time to time by sending the Manager a revised list which has been certified either by the Customer or by a duly authorized agent of the Customer. The Manager shall be entitled to rely upon any direction from, or document signed by, any person listed in Appendix C of this Agreement. The Manager shall have no liability in respect of fax transmission errors or interceptions of email communications by unauthorized persons; provided, however, that any such interceptions do not occur due to grossly negligent security measures of the Manager. The Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

9.3 Directions given by the Customer to the Manager shall be effective only upon actual receipt by the Manager and shall be acknowledged by the Manager through its actions, unless the Customer is advised by the Manager otherwise or unless the Customer requests otherwise in the text of its directions.

10. Reports and Valuation. The Manager shall promptly provide the Customer with written reports containing the valuations and status of the Account on a quarterly basis, or otherwise as the Customer may from time to time reasonably request, except that written confirmations of brokerage transactions shall be promptly sent solely to the Manager.

11. Non-Assignability. No assignment of this Agreement may be made by Manager except with the written consent of the Customer, provided that an assignment by operation of law shall not require the written consent of the Customer unless required by applicable law. No assignment of this Agreement may be made by the Customer except with the written consent of the Manager. Subject to the foregoing, the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. The Customer will be notified of a change in control of the Manager within a reasonable time thereafter.

12. Confidential Information. All proprietary client information of the Customer and proprietary information and advice of the Manager (collectively the “Information”) shall be treated as confidential by the other party hereto and shall not be disclosed to the public by such other party except (i) if such Information is or becomes available to the public or industry sources other than as a result of disclosure by the receiving party or by someone known to such party to have an obligation to keep such Information confidential; (ii) receiving party can demonstrate that the Information was in its possession prior to the time of disclosure by the disclosing party; (iii) the information is independently developed by or for the receiving party by persons not having access to the Information hereunder; or (iv) the Information is, on the advice of legal counsel, required to be disclosed by law or by legal process. Notwithstanding the foregoing, if the receiving party receives a request to disclose all or any part of the Information under a subpoena or other order issued by a court of competent jurisdiction or by a government agency, the receiving party shall, if possible: (i) give the disclosing party prompt written notice of such request; (ii) consult with the disclosing party on the advisability of taking reasonable steps to resist or narrow that request and if disclosure of that Information is required, furnish only such portion of the Information as the receiving party is advised by counsel is legally required to be disclosed; and (iii) cooperate with the disclosing party, at the disclosing party’s expense in obtaining protective orders or undertakings that confidential treatment will be afforded any of such Information so furnished. Notwithstanding the foregoing, the Customer hereby consents to the disclosure by the Manager of the Customer’s name to brokers and dealers (including, without limitation, any futures brokers and futures commission merchants if futures are permitted by the Guidelines) whether executing or clearing, to carry out the Manager’s activities on behalf of the Customer under this Agreement. Notwithstanding the foregoing, with the prior written consent of the Customer, the Manager may disclose the Customer’s name to consultants and prospective clients as part of a representative client list in connection with the compilation of marketing materials.

The receiving party acknowledges and agrees that, in the event of any breach of this Agreement, the disclosing party might be irreparably and immediately harmed and unable to be made whole by monetary damages. It is accordingly agreed that the disclosing party, in addition to any other remedy to which it may be entitled in law or equity, will be entitled to seek an injunction or injunctions to remedy breaches of this Agreement.

13. Remuneration. For its discretionary investment management services hereunder, the Manager shall be entitled to the fees and terms of payment as set forth in Appendix B to this Agreement, as the same may be amended from time to time by written agreement signed by the Manager and the Customer. The Manager may, at its discretion, make payments out of such fees to any affiliate from which the Manager obtains assistance. Custodial fees, if any, are charged separately by the Custodian for the Account and are not included in Appendix B unless specifically set forth therein. The Customer shall be responsible for payment of brokerage commissions, transfer fees, registration costs, taxes and other similar reasonable out of pocket costs and transaction-related expenses and fees arising out of transactions in/management of the Account and the Customer hereby authorizes the Manager to incur such expenses for the Account, provided that any such expenses so incurred are disclosed in reasonable detail in reports contemplated by Section 10 hereof. Without prejudice and in addition to any lien, right of set-off or other similar rights to which the Manager or its affiliates may be entitled to exercise whether by law or otherwise over the Account (or any securities or moneys therein), the Account (and moneys and securities therein) shall be subject to a general lien and charge in favour of the Manager in so far as there remains any outstanding amounts due from the Customer to the Manager under this Agreement. All fees are exclusive of any value added or similar taxes which, if payable, shall be payable by the Customer.

14. Services to Other Clients; Certain Affiliated Activities.

14.1 The relationship between the Manager and the Customer is as described in this Agreement and permits, expressly as set forth herein, the Manager and its affiliates to effect transactions with or for the Account in instances in which the Manager and its affiliates may have multiple interests. However, if the Manager acts in circumstances where it has a material interest or conflict of interests, the Manager will take reasonable steps to ensure the Customer is treated fairly. In this regard, the Manager has established, implemented and maintains a written conflicts of interest policy (full details of which are available on request from the Manager). In this regard the Customer understands that the Manager is part of a worldwide, full service investment banking, broker-dealer, asset management organization, and as such, the Manager and its affiliates (the “Firm”) and their managing directors, directors, officers and employees (“Personnel”) may have multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be purchased, sold or held by the Manager for the Account. The Firm may act as adviser to clients in investment banking, financial advisory, asset management and other capacities related to instruments that may be purchased, sold or held in the Account, and the Firm may issue, or be engaged as underwriter for the issuer of, instruments that the Account may purchase, sell or hold. At times, these activities may cause departments of the Firm to give advice to clients that may cause these clients to take actions adverse to the interests of the Customer. The Firm and Personnel may act in a proprietary capacity with long or short positions, in instruments of all types, including those that the Account may purchase, sell or hold. Such activities could affect the prices and the availability of the securities and instruments that the Manager seeks to buy or sell for the Account, which could adversely impact the performance of the Account. Personnel may serve as directors of companies the securities of which the Account may purchase, sell or hold. The Firm and Personnel may give advice, and take action, with respect to any of the Firm’s clients or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Manager’s accounts, and effect transactions for such clients or proprietary accounts at prices or rates that may be more or less favorable than for the Account. Without limitation to the foregoing the Customer understands that since the Firm is a worldwide, full service investment banking, broker-dealer, asset management organization, and as such the Firm and (where applicable) Firm Personnel may subject to compliance with the Rules, obtain from and keep or pay to third parties (including affiliates) any profits, commissions and fees in connection with their activities for other clients and their own accounts. In such circumstances, the Manager shall not be required to take account of such profits, commissions and fees in determining its own fees or sums due on the Customer’s account; and/or receive from and keep or pay to third parties (including affiliates) fees, commissions or other benefits and share charges in respect of the services provided to the Customer hereunder with third parties (including affiliates). The amount or basis of any fee, commission or other benefit received by the Manager from such a third party or paid by the Manager to such a third party in connection with the services provided to the Customer hereunder, and the amount or basis of any charges shares with a third party (other than employees of the Manager) will be disclosed to the Customer to the extent required by the Rules, and such disclosure may be in summary form only. Further details on the Manager’s conflict of interest policy will be available upon request. The Firm and Personnel may obtain and keep any profits, commissions and fees accruing to them in connection with other activities for themselves and other clients and their own accounts and the Manager’s fees as set forth in this Agreement shall not be abated thereby.

14.2 The Customer understands that the ability of the Manager and its affiliates to effect and/or recommend transactions may be restricted by applicable regulatory requirements in the United Kingdom (including the Rules), the European Union, the United States or elsewhere and/or their internal policies designed to comply with such requirements. As a result, there may be periods when the Manager will not initiate or recommend certain types of transactions in certain investments when the Manager or its affiliates are performing investment banking or other services or when aggregated position limits have been reached and the Customer will not be advised of that fact. Without limitation, when the Manager or an affiliate is engaged in an underwriting or other distribution of securities of a company, the Manager may in certain circumstances be prohibited from purchasing or recommending the purchase of certain securities of that company for its clients.

14.3 The Customer should be aware that from time to time at the Manager’s discretion, advisory Personnel may consult with Personnel in proprietary trading or other areas of the Firm or form investment policy committees comprised of such Firm Personnel, and the performance of Firm Personnel obligations related to their consultation with the Manager could conflict with their areas of primary responsibility within the Firm. In connection with their activities with the Manager, such Firm Personnel may receive information regarding the Manager’s proposed investment activities which is not generally available to the public. However, there will be no obligation on the part of such Firm Personnel to make available for use by investment management clients of the Manager any information or strategies known to them or developed in connection with their client, proprietary or other activities. In addition, the Firm will be under no obligation to make available any research or analysis prior to its public dissemination. Furthermore, the Firm shall have no obligation to recommend for purchase or sale by investment management accounts of the Manager any security that the Firm or Personnel may purchase for themselves or for any other clients. The Firm shall have no obligation to seek to obtain any material, non-public (“inside”) information about any issuer of securities, and will not effect transactions for investment management accounts of the Manager on the basis of any inside information as may come into its possession.

14.4 In the event that the Manager is authorized to effect transactions in Derivatives pursuant to the Guidelines, including contingent liability investments, it may settle or close out such transactions without further reference to the Customer. The Manager may debit the Account with any sums required to pay or supplement any deposit or margin support of such transaction.

15. Risk Disclosures. The Customer’s attention is drawn to Appendix E which contains certain important risk disclosures. By executing this Agreement the Customer represents and warrants that it has read and understood Appendix E.

16. Duration and Termination.

16.1 This Agreement may be terminated: (a) by either party upon 30 days’ prior written notice at any time to the other party; (b) or immediately by either party in the event of a material breach by the other party of the terms of this Agreement and failure to cure such violation within 30 days of becoming aware of, or receiving notice from, the other party of such violation; or (c) by the Customer at any time with Cause (as defined below) or upon a Change in Control (as defined below) of The Goldman Sachs Group, Inc. or the Manager. “Cause” shall mean (a) a willful violation by the Manager of this Agreement or the Guidelines and (b) suspension of payments by the Manager of its debts, entry by the Manager into an arrangement with its creditors, cessation of business by the Manager, or threats by the Manager to cease carrying on its business, or the bankruptcy, insolvency, liquidation, rehabilitation or reorganization of the Manager; or the appointment of a receiver, liquidator or rehabilitator to cover the Manager. “Change in Control” shall mean the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of interests representing more than 50% of the voting interest of a corporation or other entity, but excluding any such person or group that owns interests representing more than 50% of such voting interests on the date hereof.

16.2 Upon termination in accordance with this Section, the Customer will pay the fees of the Manager referred to in Section 13 of this Agreement prorated to the date of termination and the Customer shall honor any trades entered but not settled before the date of any such termination. Sections 7, 8, 12, 13 and 22 shall survive the termination of this Agreement. Upon termination, except as the Customer may otherwise direct, the Account will be liquidated in an orderly manner at a fee to be agreed between the parties.

17. Notices. Except as otherwise specifically provided in Section 9, all notices shall be deemed duly given when sent in writing to the appropriate party at the addresses appearing at the end of this Agreement for each signatory hereto, or to such other address as shall be notified in writing by that party to the other party from time to time or, if sent by facsimile transmission, upon transmission.

18. Entire Agreement; Amendment, Etc.

18.1 This Agreement, including the Appendices attached hereto, states the entire agreement of the parties with respect to management of the Account and no variation to this Agreement shall be effective unless amended by a writing signed by the parties hereto.

18.2 In the event that any term, condition or provision of this Agreement is held to be a violation of any applicable law, statute or regulation the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and this Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. Notwithstanding the foregoing, in the event of such deletion the parties shall negotiate in good faith in order to agree to the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

18.3 A person who is not a party to this Agreement has no right under the Contracts (Right of Third Parties) Act 1999 to enforce any term of this Agreement.

19. Effective Date. This Agreement shall become effective on the day and year first written above. The Manager shall commence its discretionary investment management activities, as contemplated under the Agreement, on the earlier of the date of (i) execution of this Agreement by each of the parties, (ii) the receipt by the Manager of confirmation in writing from the Custodian that either cleared funds are available to the Manager for investment on behalf of the Customer or that assets initially comprising the Account have been delivered to the Custodian and are available for disposition by the Manager, or (iii) such other date agreed upon in writing between the Manager and the Customer.

20. Complaints. Without prejudice to any and all rights that the Customer may have under this Agreement and applicable law, all formal complaints should in the first instance be made in writing to the Compliance Officer of the Manager at Christchurch Court 10-15 Newgate Street, London, EC1A 7HD, England. In addition, the Customer has a right to complain direct to the U.K. Investment Ombudsman. A statement is available from the Manager describing the Customer’s right to compensation, if any, in the event that the Manager is unable to meet its liabilities.

21. Miscellaneous. The Customer agrees that telephone conversations between it and the Manager and its affiliates may be recorded. The Customer will inform its employees and subcontractors of such recording and obtain any statements of consent that are necessary.

22. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of England and Wales. The Customer understands that the Manager’s activities for the Customer will not be subject to the protections afforded under U.S. law extent to the extent the Manager shall choose to delegate any functions hereunder to affiliates located in the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and the year first above written.

GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL By: Name:	[Name of ALLIED WORLD ASSURANCE COMPANY entity] By: Name:
Title:	Title:
Notice Address:	Notice Address: